                                                                    EXHIBIT 10.7

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of the first day of January, 1997, by and between Robert E. Fowler, III, of Hartford, Connecticut ("Employee"), and Poland Communications, Inc., a New York corporation ("PCI" or the "Company").

                                  WITNESSETH:

     WHEREAS, Employee desires to serve as Chief Executive Officer of the Company, and the Company desires to employ Employee as Chief Executive Officer, and Employee and the Company desire to embody in this Agreement the terms and conditions under which Employee shall be employed;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company, intending to be legally bound hereby, AGREE AS FOLLOWS:

1.  DEFINITIONS

     For the purposes of this agreement, the following definitions shall apply:

          a. "Affiliate" of the Company shall mean any other Person controlling, controlled by, or under common control with the Company.

          b. "Associated Company" of the Company shall mean any Affiliate of the Company or any Subsidiary.

          c. "Business" means: (i) providing cable television services anywhere in Poland; (ii) providing television programming in any city in Poland where the Company or any Associated Company provides such programming;
     (iii) providing local-loop telephony in any city in Poland where the Company or any Associated Company provides such telephony; and (iv) providing direct to home service anywhere in Poland.

          d. The "Company" shall mean Poland Communications, Inc., a New York corporation.

          e. "Dollars" and "$" each mean the lawful currency of the United States of America.

          f. "Effective Date" shall mean the date first above written.

          g. "Employee" shall mean Robert E. Fowler, III.

          h. "Person" shall mean a natural person, a juridical person of any kind, a general or limited partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

          i. "Subsidiary" shall mean each Person, in which the Company, at the time as of which such determination is being made, owns, directly or indirectly, any of the outstanding voting securities or equity interests.

2.  EMPLOYMENT, DUTIES AND RESPONSIBILITIES

     a. Performance of Job Duties. Employee shall be the Chief Executive Officer of the Company, and shall perform the services and duties customary for that position, all subject to the general supervision of the Board of Directors of the Company. Employee shall also perform such services and duties with respect to Associated Companies as may be assigned to him by the Company's Board of Directors, so long as such services and duties are consistent with his position as a senior executive officer of the Company. Among other things, Employee shall have general supervision over all of the operations of the Company and its Subsidiaries operating in Poland, and the General Managers of such Subsidiaries shall report to Employee. Employee shall

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devote all of his skill, time, attention, and best efforts to furthering the
Company's businesses, affairs, interests and welfare.

     b. Appointment to Management Board or Supervisory Board. The parties contemplate that Employee will be appointed to the Management Board or Supervisory Board of one or more Associated Companies operating in Poland. The compensation arrangements in connection with such appointment(s) shall be the subject of a separate agreement between Employee and each such Associated Company.

     c. Compliance with Laws. Employee agrees to comply with all federal, state, local, and foreign laws, and to comply with all of the Company's rules, regulations, and policies in force during his employment, as well as with all the rules, regulations and policies prescribed for all Associated Companies for whom or with respect to the business of which he performs services during the term of this Agreement.

     d. Location. Employee's office and principal place of employment shall be in Warsaw, Poland, but Employee's personal residence shall be in London, England, and he shall travel to the United States, the Netherlands or such other location(s) as necessary to fulfill his duties as described in Section 2(a). Employee's status in the Company, while based outside the United States, will be that of a U.S. employee assigned to a non-U.S. post.

3.  TERM OF AGREEMENT

     This Agreement shall go into effect as of the Effective Date, and shall continue until the third anniversary of the Effective Date unless terminated earlier as provided in Section 8.

4.  COMPENSATION

     As compensation and consideration for the performance by Employee of his obligations under this Agreement, Employee shall be entitled to the following:

          a. Base Salary. During the term of this Agreement, the Company shall pay to Employee a base annual salary (the "Base Salary") totaling Twenty Seven Thousand Eighty Three Dollars and Thirty Three Cents (U.S. $27,083.33) per month, less any compensation paid to Employee pursuant to any separate agreement entered into as contemplated by Section 2(b) above. This Base Salary may be increased by the Company in its sole discretion. The Base Salary shall be paid in installments payable every second week.

          b. Payment of Bonuses During First Year. The Company shall pay Employee guaranteed bonuses of Forty Three Thousand Seven Hundred Fifty Dollars ($43,750) on the last business day in March, June and September of 1997 and on the first anniversary of the Effective Date, regardless of whether the employment of Employee hereunder has been terminated for any reason or no reason prior to those dates. In addition, the Company shall pay Employee a bonus of $250,000 upon the execution of this Agreement by both parties.

          c. Eligibility for Subsequent Bonuses. Employee shall be eligible for discretionary annual bonuses reflecting the value of his services during 1998 and 1999. The performance criteria, amounts, if any, and payment dates for such annual bonuses shall be determined on a yearly basis by the Board of Directors of the Company in its sole discretion.

          d. Adjustments to Reflect Foreign Taxes. If Employee (i) becomes liable for employment-related taxes and/or social contributions arising out of employment compensation hereunder in Poland or any other country in addition to the United States, and (ii) should his combined income taxes, employment related taxes and/or social contributions arising out of employment compensation legally owed to the United States, Poland or any other country exceed the amount of such taxes and social contributions which would have been due if he had served exclusively in the United States, then the Company will hold Employee harmless for any such tax and/or social contribution payments made in excess of the amount of such taxes and social contributions which would have been due if he had served exclusively in the

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     United States. Employee shall cooperate fully with the Company, within the bounds of applicable laws, in an attempt to minimize the burden placed on the Company by this Section 4(d).

          e. Allowances. The Company shall provide Employee with allowances for the relocation of his personal residence, temporary housing in London, a car and personal/family travel, each as set forth on Exhibit A.

          f. Expenses. The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement, upon his presentation to the Company of an itemized accounting of such expenses with reasonable supporting data, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

          g. Additional Employee Benefits and Perquisites. In addition to the foregoing, Employee shall receive the following benefits and perquisites:

             (1) Benefits. During the term of this Agreement, Employee and his spouse and children shall be eligible to participate in such life insurance, disability, health, dental, and major medical insurance benefits as set forth on Exhibit B. The benefits set forth in Exhibit B shall include (i) continuation of Employee's Chase Enterprises life and disability insurance benefits or the substantial equivalent thereof and
        (ii) provision of health care benefits in the United Kingdom comparable to those Employee received in the United States immediately prior to the Effective Date.

             (2) Vacation. Employee shall be entitled to twenty (20) days of paid vacation during each calendar year. Employee shall also be entitled to all paid holidays given by the Company to its executives.

          h. Deduction and Withholding; Place of Payment. All compensation and other benefits to or on behalf of Employee pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Employee or required by applicable law. All cash compensation payable to Employee hereunder shall be paid at such bank or other place within or without the United States and/or Poland, as Employee may direct, subject to applicable laws.

          i. Stock Options. Employee is hereby granted a non-transferable option to purchase One Thousand Two Hundred Eighty Six (1,286) shares of the Company's common stock, $0.01 par value per share, upon the terms and conditions of a stock option agreement in the form of Exhibit C, at a price of Three Thousand Seven Hundred Seven (U.S. $3,707) per share.

5.  CONFIDENTIALITY

     a. Confidentiality. Employee acknowledges that during the course of his employment with the Company he will, from time to time, be invested with confidential information (including without limitation) trade secrets relating to, inter alia, the business practices, technology, products, business plans, marketing, financial information and plans, and research activities of the Company, Associated Companies, and customers and suppliers of the foregoing. Employee hereby agrees to keep all such information confidential, regardless whether documents containing such information are marked as confidential, if he has been told, or should reasonably know or expect, that such information is confidential. Employee also agrees that he will not, except as required in the conduct of Company business, or as authorized in writing by the Company, publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential without his fault.

     b. Exclusive Property. Employee confirms that all confidential information is the exclusive property of the Company. All business records, papers and other documents kept or made by Employee relating to the business of the Company or an Associated Company shall be and remain the property of the Company or the Associated Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any

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written materials, records and documents made by Employee or coming into his possession concerning the business or affairs of the Company or an Associated Company other than personal notes or correspondence of Employee not containing proprietary information relating to such business or affairs.

     c. Inventions, Rights to Improvements. Employee hereby sells, transfers and assigns to the Company any right, title and interest in any and all inventions, improvements, discoveries, and ideas (whether or not patentable or copyrightable) (collectively the "Inventions") which Employee may make or conceive while acting in his capacity as an employee of the Company during the term of this Agreement, and which relate to or are applicable to any phase of the Company's and the Associated Companies' businesses. Employee hereby agrees to communicate promptly and disclose to the Company all information, details and data pertaining to the aforementioned Inventions and to execute any documents and do any act reasonably necessary to perform Employee's duties under this
Section 5(c). Employee also affirms that if any such Inventions shall be deemed confidential by the Company, he will not disclose any such Inventions without prior written authorization from a majority of the members of the Company's Board of Directors.

     d. Survival of Section. The provisions of this Section 5 shall survive the termination of this Agreement for any reason whatsoever.

6.  EXCLUSIVITY/NON-COMPETITION

     a. Exclusivity/No Competing Employment. For the term of this Agreement and a period of one (1) year following the date Employee is no longer employed by the Company or any Associated Company (the "Restricted Period"), Employee shall not directly or indirectly compete with the Company or any Associated Company, and he shall not directly or indirectly own an interest in, manage, operate, join, control, perform services for, lend money to, render financial or other assistance to, participate in, or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that at such time is engaged in the Business.

     b. No Interference. During the Restricted Period, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization or entity, intentionally solicit, endeavor to entice away from the Company or an Associated Company, or otherwise interfere with the relationship of the Company or an Associated Company with any person who is employed by the Company or an Associated Company, or any person or entity who is, or was within the twelve-month period immediately preceding, a customer, supplier or client of the Company or an Associated Company.

     c. Stock Ownership. Nothing in this Agreement shall prohibit Employee from acquiring or holding any securities of any company listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that at any time during the Restricted Period Employee and members of his immediate family do not own more than five percent (5%) of any voting securities of any company engaged in the Business.

     d. Scope. The prohibitions in Sections 6(a) and 6(b) shall apply to Poland and any other place where the Company or any Subsidiary is doing Business on the first day of the Restricted Period. Said prohibitions shall also apply with respect to any Person (or any subsidiary thereof) located within or without the United States that is doing Business, directly or indirectly, in Poland.

     e. Survival of Section. The provisions of this Section 6 shall survive the termination of this Agreement for any reason whatsoever.

7.  REMEDIES

     a. Arbitration. The Parties agree, expressly renouncing any other forum for the resolution of disputes, that except as provided in Section 7(b), any disputes arising out of, relating to, or arising in connection with this Agreement or arising out of, relating to, or arising in connection with Employee's employment, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (except insofar as those rules are modified by the terms of this Section 7). The arbitration will be held in Hartford, Connecticut, USA; and it shall be held as promptly as possible at such

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time as the arbitration tribunal may determine. The arbitration will be held in the English language. The arbitrator(s) shall state the reasons upon which the award is based. Judgment upon the arbitration award may be entered in any court of competent jurisdiction (including without limitation the courts of the United States, any country where the Company or any Associated Company is engaged in business, and the respective political subdivisions of each of the foregoing), or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. If any Party employs an attorney or commences legal or arbitral proceedings to enforce the provisions of this Agreement, the prevailing Party shall be entitled (unless the relevant tribunal decides otherwise) to recover from the other, reasonable costs incurred in connection with such enforcement, including but not limited to, attorney's fees and costs of investigation and litigation/arbitration. Except as otherwise specifically provided in this Section 7, no Party shall institute any action or proceeding against any other Party in any court with respect to any dispute which is or could be the subject of a claim or proceeding pursuant to this
Section 7.

     b. Equitable Remedies. Employee hereby acknowledges that breaches of Sections 5 or 6 of this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such breaches, and that in the event of such a breach or threat thereof the Company shall be entitled (notwithstanding the provisions of Section 7(a)) to seek and obtain a temporary restraining order, a preliminary injunction, a permanent injunction or other equitable relief restraining Employee from engaging in activities prohibited by this Agreement. Employee further acknowledges that in the event of such a breach or threat thereof the Company shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement. Employee hereby agrees and consents that such injunctive or other relief may be sought in any court of competent jurisdiction, including, without limitation, any court in the nation, state and/or political subdivision thereof in which such violation may occur, at the election of the Company. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

     c. Suspension of Payments. Should an alleged breach by Employee of Sections 5 or 6 of this Agreement occur, the Company shall not be entitled to suspend any payments otherwise due to Employee during litigation of any action it may bring against Employee for injunctive and/or monetary relief.

     d. Remedies not Exclusive. The remedies of this Section shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company may have.

     e. Survival of Remedies. This Section 7 shall survive the termination of this Agreement for any reason whatsoever.

8.  TERMINATION OF EMPLOYMENT

     This Agreement and Employee's employment hereunder may be terminated without any breach of this Agreement under the following conditions:

          a. Termination by Employee. Employee may terminate this Agreement, with or without cause, by sending written notice thereof at least three (3) months in advance of the date of his proposed termination.

          b. Termination by the Company for Cause. The Company may terminate the Agreement and Employee's employment for Cause prior to the expiration of this Agreement as provided in this Section 8(b). If the Cause is susceptible of remedy by Employee, then the Company shall first deliver to Employee written notice of such Cause; and if Employee has not remedied the Cause within thirty (30) days after receipt of that notice, the Company may terminate this agreement forthwith thereafter by written notice effective immediately. If the Cause is not susceptible of remedy by Employee, then the Company may terminate this agreement forthwith by written notice effective immediately. For purposes of this Section 8(b) "Cause" shall mean
     (1) dishonesty or fraud resulting in damage to the business of the Company or any of its Associated Companies; (2) embezzlement or theft of assets of the Company or any of its Associated Companies; (3) competing with the Company or aiding a competitor of the Company or any of its Associated Companies to the detriment of the Company or any of its Associated

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     Companies; (4) a substantial breach of this Agreement; (5) conduct of an illegal or criminal nature under the laws of the United States, the United Kingdom, Poland, or any political subdivision thereof (except for minor traffic offenses and other minor offenses which do not indicate moral turpitude), or (6) a substantial violation of any applicable polices and procedures set forth in the Chase Enterprises Personnel Policy Manual, any successor document or any such other policy manual as may be adopted by the Board of Directors of the Company.

          c. Termination by the Company without Cause. Notwithstanding the provisions of Section 8(b) above, the Company may terminate this Agreement and Employee's employment upon one (1) month's written notice without cause. In the event that this Agreement is terminated pursuant to this section 8(c), Employee shall be entitled to an additional two (2) months' of Base Salary after the effective date of termination.

          d. Later Employment With Successor in Interest of Company. Employee shall not be deemed to have been terminated under this Agreement if he is offered employment on substantially the same or better terms by any Associated Company; by any successor in interest or assign of the Company; or by any purchaser of substantially all of the Company's assets.

          e. Death. Notwithstanding anything to the contrary herein contained, Employee's employment and this Agreement shall terminate upon his death or his inability due to disability to perform the essential functions of his position for a continuous period of ninety (90) days.

          f. Delivery of Material. Employee agrees that upon the termination of this Agreement he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

          g. Accrual. If the Company or Employee terminates this Agreement, Employee shall not be entitled to any compensation or benefits after the effective date of his termination except as provided in section 8(c) or in Exhibits A and C.

9.  NOTICES

     a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested, addressed as follows:

        If to the Company:

        Poland Communications, Inc.
        c/o Chase Enterprises
        One Commercial Plaza
        Hartford, Connecticut 06103
        U. S. A.
        Facsimile: (860) 293-4297
        Attention: Cheryl A. Chase

        With a copy to:

        Marc R. Paul
        Baker & McKenzie
        815 Connecticut Avenue
        Washington, D.C. 20006
        U. S. A.
        Facsimile: (202) 452-7074

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        If to Employee:

        Robert E. Fowler, III
        c/o Max E. Miller
        Reed Smith Shaw & McClay
        1301 K Street, N.W.
        Washington, D.C. 20005
        U. S. A.
        Facsimile: (202) 414-9299

     b. Notice given in accordance with this Section 9 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

     c. Any party may change its address for notices by communicating its new address in writing to the other party.

10.  MISCELLANEOUS

     a. Agreement is Non-Assignable. This Agreement is a personal service contract and shall not be assignable by Employee or by the Company, except that the Company may assign this Agreement to an Associated Company or any Person that succeeds to the Company's rights and liabilities by merger, sale of assets as a going concern, or consolidation with the Company.

     b. Binding Effect. All rights and obligations and agreements of the parties under this Agreement shall be binding upon and enforceable against, and inure to the benefit of the parties and their personal representatives, heirs, legatees and devises, and any Person succeeding by operation of law to their rights under this Agreement, except that such personal representatives, heirs, legatees, devises and other persons shall have no obligation to perform Employee's duties described in Section 2 hereof.

     c. Further Assurances. Employee and the Company, as the case may be, shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the terms or conditions of this Agreement or as may be consistent with the intent and purpose of this Agreement.

     d. Rights of Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement (except that any option which has vested in Employee as of the date of his death, as well as any accrued but unpaid compensation as of the date of his death, shall pass to his estate on death, subject to the limitations on exercise of the option contained in Exhibit
C).

     e. Effect of Waiver. A waiver of, or failure to exercise, any rights provided for in this Agreement, in any respect, shall not be deemed a waiver of any further or future rights hereunder. Except for rights which must be exercised within a specified time period under this Agreement or Exhibit C, no rights herein shall be considered as waived, whether intentionally or not, unless waived in a writing signed by the party to be charged with the waiver.

     f. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in that jurisdiction, without regard to the principles of conflicts of laws.

     g. Amendments. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by all parties hereto.

     h. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

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     i. Severability.  If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then:

          (1) the remaining terms and provisions hereof shall be unimpaired, and

          (2) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     j. No Conflicts. Employee represents and warrants that he is not prevented by any other employment agreement, arrangement, contract, understanding, court order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Agreement.

     k. Entire Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the employment of Employee by the Company. This Agreement contains the entire agreement of the parties with respect to the employment of Employee by the Company, and the parties shall not be bound by any terms, conditions, statements, covenants, representations or warranties, oral or written, not herein contained.

     l. Employee Acknowledgment. EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF EMPLOYEE BREACHES THE AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement effective as of the date first above written.

                                          Poland Communications, Inc., a
                                          New York corporation

                                          By:    /s/ ROBERT E. FOWLER, III

                                          --------------------------------------
                                                  Robert E. Fowler, III

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                                   EXHIBIT A

     1. The Company will provide Employee with a temporary housing allowance of 1,400 pounds sterling per week for the period beginning April 1, 1997 and ending July 31, 1997 for a total of 17 weeks and 3 days. Accordingly the total allowance for the said period is 24,400 pounds sterling. Said 24,400 pounds sterling shall be paid in full upon execution of this Agreement by both parties. The Company will also reimburse Employee for the reasonable expenses of moving him and his family back to the United States, with business class air travel (based on a terminal location in Hartford, Connecticut) in the event that his employment under this Agreement is terminated.

     2. In connection with the establishment of Employee's personal residence in London, the Company will reimburse Employee for the reasonable expenses incurred by him for the following:

     a. Two trips to London by Employee and his wife to seek a suitable personal residence.

     b. The reasonable cost of transferring Employee's personal property to his new residence in London, of transferring such personal property back to the United States (based on a terminal location in Hartford, Connecticut) upon termination of Employee's employment hereunder or upon his transfer by the Company back to the United States, and the reasonable cost of storing in the United States any personal property of Employee not taken to London.

     c. The expenses of closing a rental or purchase agreement for Employee's new residence in London.

     d. The cost of terminating the leases on Employee's two automobiles in the United States, such cost not to exceed $20,000.

     e. Once each calendar year beginning with 1997, round-trip air transportation, business class, from London to the United States and return, for Employee and his family. (For purposes of this provision, "family" shall include Employee, Employee's wife, their children, and one additional adult such as a "nanny".)

     f. The cost of (i) commuting, business class, from London to the Company's office in Warsaw, Poland, (ii) housing and other reasonable living expenses in Warsaw for the time Employee is physically present in Warsaw, and (iii) providing an automobile and driver reasonably satisfactory to Employee for his exclusive use while in Warsaw. The Company intends to satisfy the housing expense requirement under f.(ii) by requiring that Employee use the Company's apartment in Warsaw for housing while in Warsaw with the understanding that the apartment may be utilized by the Company to house other Company employees and visitors when Employee is not in Warsaw. So long as the Company's apartment is available to Employee when he is in Warsaw, Employee shall use such apartment for housing when in Warsaw.

     3. The Company shall purchase Employee's present personal residence at 205 Girard Ave., Hartford, Connecticut, 06105. The Company shall purchase such personal residence from Employee and his wife for $358,078 and closing and payment therefor shall occur no later than August 1, 1997.

     4. The Company shall reimburse Employee for his reasonable attorneys' fees and costs incurred in connection with his negotiation, execution and delivery of this Agreement.

                                   EXHIBIT C

                         STOCK OPTION AGREEMENT BETWEEN
                             ROBERT E. FOWLER, III
                        AND POLAND COMMUNICATIONS, INC.

     THIS STOCK OPTION AGREEMENT ("Option Agreement") is made effective as of January 1, 1997 (the "Effective Date"), by and between Robert E. Fowler, III ("Fowler") and Poland Communications, Inc., a New York corporation ("PCI" or the "Company").

     1. GRANT OF OPTION AND OPTION PERIOD. a. The Company hereby grants Fowler an option (the "Option") to purchase One Thousand Two Hundred Eighty Six (1,286) shares (the "Shares") of the Company's common stock (the "Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be Three Thousand Seven Hundred Seven Dollars (U.S. $3,707) per share.

     b. The option to purchase 515 of these Shares will vest upon execution of this Agreement by both parties. The option to purchase 257 of these Shares will vest on December 31 of each of the three contract years; provided, however, that notwithstanding any other provision of this Agreement, all unvested options shall vest on the date that is the earlier of (i) the date of an Initial Public Offering or subsequent Public Offering (each as hereinafter defined), and (ii) the date of change in control of the Company (for purposes of this Option Agreement, the term "change in control" shall have the same meaning as that term has in the Indenture dated as of October 31, 1996, between PCI and Sate Street Bank and Trust Company, as trustee with respect to those certain 9 7/8% Senior Notes of the Company due 2003) (the "Indenture"); provided further that no portion of such option shall vest after the date (the "Cut-Off Date") that is the earlier of (i) the date that the Executive Employment Agreement (as described in Section 14 of this Agreement) is terminated, and (ii) the date on which the Company sends Fowler a notice referred to in Section 8(b) of the Executive Employment Agreement. For purposes of this Agreement, "Initial Public Offering" means the closing of an underwritten public offering of shares of common stock of PCI to be listed on the New York Stock Exchange, the London Stock Exchange, the Warsaw Stock Exchange or the American Stock Exchange, or to be quoted on the National Association of Securities Dealers Automated Quotation System or the National Market System of the National Association of Securities Dealers pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of at least twenty percent (20%) of the common stock of PCI outstanding immediately after such closing. For purposes of this Agreement, the term "Public Offering" shall mean an Initial Public Offering or a subsequent closing of an underwritten public offering of shares of common stock of PCI to be listed or quoted in any manner described in the preceding sentence.

     c. If Fowler's employment with the Company is terminated for any reason, Fowler shall have only sixty (60) days after the Cut-Off Date to exercise that portion of the Option that has vested as of the Cut-Off Date, and Fowler shall have no right to exercise any portion of the Option that has not then vested.

     d. Notwithstanding any other provision of this Option Agreement, the Option shall expire and be of no further force or effect with respect to any Shares on the earlier to occur of (i) the tenth anniversary of the Effective Date or (ii) sixty days after the date that Fowler ceases to be an employee of the company for any reason whatsoever (including but not limited to Fowler's death, disability, voluntary termination or involuntary termination).

     Provided, however, that in no event shall the Option or any portion thereof expire until sixty (60) days after the later of:

          (x) the date that the Company amends its Restated Certificate of Incorporation, and

          (y) the date that those shareholders to that certain Shareholders Agreement dated as of March 29, 1996, as amended, amend the said Shareholder Agreement in accordance with Section 19 thereof,

in each case to protect the negative control rights of ECO Holdings III Limited Partnership and Polish Investments Holding L.P. (currently secured at their present stockholding levels by certain supermajority voting requirements requiring the approval of more than sixty-one one-hundredths of the Voting Power (as defined in the Shareholders Agreement)) by increasing the supermajority voting requirement to an appropriate greater percentage of the Voting Power (such amendments are hereinafter referred to as "the Amendments"). The foregoing sentence shall not accelerate or have any effect on the vesting schedule of the Option or any portion thereof.

     e. Each exercise of the Option shall reduce, by an equal number the total number of shares of Company Common stock that may thereafter be purchased by Fowler under the Option.

     f. Notwithstanding any other provision of this Option Agreement, neither the Option nor any portion thereof may be exercised until the earliest to occur of (i) the date of an Initial Public Offering or a subsequent Public Offering,
(ii) the date of a "change in control" of the Company as defined in the Indenture, or (iii) the first date on which both Amendments are effective. The occurrence of the events in clauses (i), (ii) or (iii) shall not accelerate or have any effect on the vesting schedule of the Option or any portion thereof.

     2. MANNER OF EXERCISE. Subject to the conditions and restrictions contained in Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash, banker's draft or such other form of consideration as the Company may approve, and a signed Subscription Agreement, reasonably acceptable to both parties.

     3. NON-TRANSFERABILITY. Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by gifts in trust to family members, will or by the laws of descent and distribution during the option period described in Section 1). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Fowler's lifetime, the Option can only be exercised by Fowler. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by gift in trust to a family member, by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof executed by the trustee(s) of a trust established for a family member or the personal representative of the estate of Fowler which shall be accompanied by an authenticated copy of the documents appointing such trustee(s) or of the letters testamentary appointing such personal representative, or such other evidence as the Company may deem reasonably necessary to establish the validity of the transfer, and also evidence as the Company may deem reasonably necessary to establish the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Fowler. The terms of the Option transferred in trust shall be binding upon the trustee(s) of such trust.

     4. ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK. In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, rights offering, warrants, or exchange of shares, the number and kind of the Shares and/or the purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

     5. RESTRICTIONS ON TRANSFER OF THE SHARES. a. For as long as Fowler is an employee of the Company or any Associated Company (as that term is used in the Executive Employment Agreement that is described in Section 14 of this Option Agreement), Fowler shall not transfer any Shares to any person or entity other than PCI, unless such shares shall have been registered pursuant to a Public Offering.

     b. After Fowler is no longer an employee of the Company or any Associated Company and provided further that such shares shall not have been registered pursuant to a Public Offering, Fowler shall not sell, encumber, pledge, transfer, hypothecate, assign or otherwise dispose of any of the Shares until Fowler shall have first offered to sell such Shares to the Company (the "Offer") in accordance with the following provisions.

     c. The Offer made pursuant to Subsection (b) above shall be in writing, and shall state that Fowler offers to sell to the Company a specified number of the Shares owned by Fowler. For every Offer of the shares pursuant to Subsection (b) above, the Company shall have a period of fifteen (15) days from the time of receiving the Offer to accept it; such acceptance shall be in writing and shall be sent to Fowler.

     d. The purchase price of any of the Shares sold pursuant to the provisions of Subsection (b) above shall be equal to the price offered to Fowler for such shares by a bona fide third party purchaser, as evidenced by a written offer to purchase executed by such third party. The purchase price shall be paid to Fowler in cash within fifteen (15) days of the Company's acceptance of the Offer. If any of the Shares which are offered for purchase pursuant to the provisions of Subsection (c) above are not accepted for purchase by the Company within the time limitations described in Subsection (c), Fowler may transfer such shares to such bona fide third party purchaser in accordance with the terms of such purchaser's offer to purchase referred to in this Subsection (d).

     e. As a condition to the transfer of any of the shares issued pursuant to this Option Agreement, the Company may require an opinion of Counsel, reasonably satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended (such Act, or any similar Federal statute then in effect, being hereinafter referred to as the "Act"), or any other applicable securities laws, rules or regulations, or that such transfer has been registered under Federal and all other applicable securities laws.

     f. Unless and until the Company shall have received a legal opinion described in subparagraph (e) hereof, all certificates evidencing any of the Shares, whether upon initial issuance or any transfer thereof, shall bear the following legends:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL OTHER APPLICABLE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

          THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT, EFFECTIVE AS OF JANUARY 1, 1997, BETWEEN ROBERT E. FOWLER, III AND POLAND COMMUNICATIONS, INC., A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF POLAND COMMUNICATIONS, INC.

     6. NO STOCK RIGHTS. Fowler shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the Company with respect to any Shares, unless and until Fowler has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

     7. RESERVATION AND ISSUANCE OF SHARES. a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue the number of shares of Common Stock deliverable upon exercise of the Option.

     b. The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

     8. LOCK-UP AGREEMENT. a. Agreement. During the term of this Option Agreement, Fowler, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common

Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Fowler further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock or such other securities subject until the end of such period. The Company and Fowler acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 8.

     9. REGISTRATION RIGHTS. a. Incidental Rights. If the Company at any time proposes to file with the Securities and Exchange Commission (the "Commission") on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company, it will give written notice to Fowler at least sixty (60) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company and the intended price range if known. The notice shall offer to include in such filing the aggregate number of Shares as Fowler may request.

     Fowler shall advise the Company in writing within thirty (30) days after the date of receipt of such offer from the Company, setting forth the amount of such Shares for which registration is requested. The Company shall thereupon include in such filing the number of Shares for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such Shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Shares requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then Fowler shall reduce the amount of securities he intended to distribute through such offering on a pro rata basis with all other shareholders requesting registration of a specified number of their shares (other than any demanding security holder who initially requested such registration) based on the number of shares Fowler requested to be registered divided by the total number of shares requested to be registered which are subject to decrease pursuant to this sentence, multiplied by the total number of such shares as the managing underwriter approves to be registered. Except as otherwise provided in
Section 9(c), all expenses of such registration shall be borne by the Company.

     b. Registration Procedures. If the Company is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

          (i) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by Fowler, but not to exceed one hundred eighty (180) days.

          (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred eighty (180) days;

          (iii) furnish to Fowler such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Fowler may reasonably request; and

          (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Fowler shall reasonably request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable Fowler to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of Fowler that Fowler shall furnish to the Company such information regarding the securities held by Fowler and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     c. Expenses. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to this Section 9, shall be paid by the Company, except that (i) the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by Fowler; and (ii) the Company shall not be liable for any fees or expenses of counsel for Fowler in connection with any registration.

     d. Indemnification and Contribution. (i) In the event of any registration of any of the Shares under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless Fowler, against any losses, claims, damages or liabilities, joint or several, to which Fowler may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (2) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Fowler for any legal or any other expenses reasonably incurred by Fowler in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information regarding Fowler or his stock furnished to the Company by Fowler specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Fowler, and shall survive the transfer of such securities by Fowler.

          (ii) Fowler by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information regarding Fowler or his stock in writing provided to the Company by Fowler specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of Fowler, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

          (iii) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (iv) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10. REPRESENTATIONS AND WARRANTIES OF FOWLER. In order to induce the Company to accept this Option Agreement, Fowler hereby represents and warrants to the Company as follows:

          a. Fowler has received no solicitation or general advertisement concerning the Company, but rather has become knowledgeable regarding the business of the Company through personal interaction with the Company.

          b. Fowler confirms that no representations or warranties have been made to Fowler regarding the Company and that Fowler has not relied upon any representation or warranty in making or confirming this Option Agreement.

          c. Fowler has the ability to bear the economic investment, and can afford a complete loss of his investment, with respect to the Option and to the Shares.

          d. Fowler, either by himself or together with his purchaser representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investment in the Option and in the Shares.

          e. Fowler is accepting the Option, and will be purchasing the Shares, for investment purposes, for Fowler's own account and not with a view to, or for sale in connection with, the distribution thereof.

          f. Fowler is familiar with the nature of, and the risks attending, investments in securities such as the Option and the Shares, and he has determined that the acceptance of the Option and the purchase of the Shares is and will be consistent with his investment objectives.

          g. Fowler has been advised and understands that an investment in the Option and in the Shares is speculative and involves a high degree of risk.

          h. Fowler has no reason to anticipate any change in his personal circumstances, financial or otherwise, which may cause or require sale or distribution by him of all or any part of the Option or the Shares.

          i. Fowler confirms that he has been given an opportunity to make any inquiries of the Company and its representatives that he desires to make.

          j. Fowler is at least twenty-one (21) years of age.

          k. Fowler is aware of and understands the following:

             (i) The business of the Company and the risks inherent in that business;

             (ii) That no federal or state agency has made a finding or determination as to the advisability or fairness of an investment in the Option or in the Shares or any recommendation or endorsement of the Option or of the Shares;

             (iii) That the Option and the Shares have not been registered for sale under the Securities Act of 1933, as amended, or under any state "Blue Sky Law"; and

             (iv) That there are substantial restrictions on the transferability of the Option and of the Shares; there is no public market, and there will not necessarily be any public market, for the Option or the Shares in the United States; Fowler will not be able to avail himself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended, unless all of the conditions of Rule 144 are met, and accordingly, Fowler may have to hold the Option and the Shares and bear the economic risk of this investment for an indefinite period.

          l. If in the future Fowler desires to offer or dispose of the Option or any of the Shares or any interest therein, he will do so only in compliance with applicable securities laws and this Option Agreement.

          m. Fowler understands and agrees that the Company has no obligation to complete any public or private offering and sale of its Common Stock to other investors, and that the Company shall have no liability to Fowler if it cannot complete any such offering and sale upon terms which, in the Company's sole discretion, are favorable to the Company.

          n. Fowler acknowledges that there may be restrictions under the securities laws of the jurisdiction(s) in which he resides on the sale of the Shares he obtains on exercise of the Option, and that he should seek legal assistance before proceeding with the purchase or sale of said Shares.

          o. Fowler agrees that the representations and warranties of Fowler set forth in this Section 10 shall survive the exercise of the Option and the termination or expiration of this Option Agreement for a period of six months.

     11. GOVERNING LAW. This Option Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of laws or choice of law.

     12. BENEFIT. This Option Agreement shall be binding upon the Company, Fowler, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Fowler in furtherance thereof may execute a will directing Fowler's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of this Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Fowler's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

     13. SPECIFIC PERFORMANCE. a. The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

     b. In furtherance of and not in limitation of the foregoing, should any dispute arise concerning a sale, purchase, encumbrance, pledge, transfer, hypothecation, assignment or other disposition of the Option or any of the Shares which is alleged to contravene the provisions of this Option Agreement, an injunction may be issued restraining any such transaction pending the determination of such controversy.

     14. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     15. NOTICE. a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested addressed as follows:

        If to the Company:

        Poland Communications, Inc.
        c/o Chase Enterprises
        One Commercial Plaza
        Hartford, Connecticut 06103
        U. S. A.
        Facsimile: (860) 293-4297
        Attention: Cheryl A. Chase

     With a copy to:

        Marc R. Paul
        Baker & McKenzie
        815 Connecticut Avenue
        Washington, D.C. 20006
        U. S. A.
        Facsimile: (202) 452-7074

        If to Employee:

        Robert E. Fowler, III
        c/o Max E. Miller
        Reed Smith Shaw & McClay
        1301 K Street, N.W.
        Washington, D.C. 20005
        U. S. A.
        Facsimile: (202) 414-9299

     b. Notice given in accordance with this Section 15 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

     c. Any party may change its address for notices by communicating its new address in writing to the other party.

     16. ENTIRE AGREEMENT. This Option Agreement is subject to that certain Executive Employment Agreement between Fowler and the Company of even date herewith (the "Executive Employment Agreement"), and in the event of a conflict between them, the provisions of the Executive Employment Agreement shall prevail. Except as provided in the foregoing sentence, this Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all of the parties.

     17. SEVERABILITY. The invalidity or unenforceability of any provisions of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

     18. HEADINGS. The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.

     19. COUNTERPARTS. This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

     IN WITNESS THEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.
                                          Poland Communications, Inc., a
                                          New York corporation

                                          By:    /s/ ROBERT E. FOWLER, III

                                          --------------------------------------

                                          Its:
                                          --------------------------------------

                                          --------------------------------------
                                          Robert E. Fowler, III

     ECO Holdings III Limited Partnership and Polish Investments Holding L.P. hereby execute this Option Agreement for the purposes of this paragraph only, and each hereby irrevocably covenants (1) to vote its shares of Company stock in support of, and to execute all documents required to cause the adoption and effectiveness of, the Amendments defined in Section 1.d hereof, including without limitation voting such shares in favor of an Amendment(s) when such Amendment comes up for vote at a meeting of the shareholders (or subgroup thereof) of the Company, and (2) to cause their representatives on the Company's Board of Directors to propose and approve the Amendment mentioned in Section 1.d.(x) at the next meeting of the Board of Directors and to propose and approve the call for a meeting of the shareholders of the Company in order to consider and approve such Amendment at the shareholder level.

                                          ECO HOLDINGS III LIMITED PARTNERSHIP

                                          By: Advent ECO III L.L.C., general
                                          partner

                                          By: Global Private Equity II Limited
                                              Partnership, member

                                          By: Advent International Limited
                                              Partnership,
                                            general partner

                                          By: Advent International Corporation,
                                          general partner

                                          By:
                                          --------------------------------------
                                              Janet Hennessy
                                              Vice President

                                          POLISH INVESTMENTS HOLDING L.P.,
                                              a Delaware limited partnership

                                          By: Chase Polish Enterprises, Inc.,
                                              a Delaware corporation

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------